Exhibit 99.2

FOR IMMEDIATE RELEASE:                         CONTACT: Deborah H. Frankovich
                                               Senior Vice President and
                                               Treasurer
                                               281-774-5100

PARACELSUS HEALTHCARE CORPORATION REPORTS A NEW CREDIT FACILITY

         HOUSTON,  Texas (May 16,  2000) --  Paracelsus  Healthcare  Corporation
(NYSE:PLS) today announced that it has consummated a new $62.0 million subsidiary level financing facility (the "New Credit Facility"). The New Credit Facility replaced and expanded capacity under the Company's prior off-balance sheet commercial paper program and will be used, along with cash on hand, to fund the normal working capital and capital expenditure requirements of the Company's hospitals. The New Credit Facility is an obligation of certain of the Company's subsidiaries and will be secured by all patient accounts receivable of the Company's hospitals and a first lien on two of its hospitals and certain other miscellaneous assets of the Company's subsidiaries.

         Commenting on the New Credit Facility, Robert L. Smith, Chief Executive Officer of Paracelsus, said, "The New Credit Facility represents a significant step in the Company's efforts to provide its hospitals with the necessary liquidity to operate on a sound fiscal basis while the Company addresses its debt situation at the parent level. More importantly, the New Credit Facility, along with cash on hand, ensures that the Company can continue to provide high quality healthcare to its patients and the communities it serves, which is at the core of our mission."

         Paracelsus Healthcare Corporation, a public company listed on the New York Stock Exchange, was founded in 1981 and is headquartered in Houston, Texas. Including a hospital partnership, Paracelsus presently owns the stock of hospital corporations that own or operate 10 hospitals in seven states with a total of 1,287 beds. Additional Company information may be accessed through http://www.prnewswire.com under the Company's name.

         Certain statements contained herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. All statements regarding the Company's expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, budgets, projected costs and capital expenditures, competitive position, growth opportunities, plans and objectives of management for future operations and words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below.

         Factors which may cause the Company's actual results in future periods to differ materially from forecast results include, but are not limited to: i) Competition and general economic, demographic and business conditions, both nationally and in the regions in which the Company operates; ii) Existing government regulations and changes in legislative proposals for healthcare reform, including changes in Medicare and Medicaid reimbursement levels; iii) The ability to enter into managed care provider arrangements on acceptable terms; iv) Liabilities and other claims asserted against the Company; v) The loss of any significant customer, including but not limited to managed care contracts; vi) The ability to attract and retain qualified personnel, including physicians; vii) The continued listing of the Company's common stock on the New York Stock Exchange; viii) The Company's ability to develop and consummate an acceptable and sustainable alternative financial structure, considering the Company's liquidity and limited financial resources; and x) The possibility that the Company may be forced to file for protection under Chapter 11 of the Federal Bankruptcy Code or that its creditors could file an involuntary petition seeking to place the Company in bankruptcy.

         The Company is generally not required to, and does not undertake to, update or revise its forward-looking statements.